Exhibit 10.1

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

Name of Offeree:

Copy No:

CAPITALIZED TERMS USED HEREIN THAT ARE NOT DEFINED SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE CONFIDENTIAL MEMORANDUM OF AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC, AS AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME (THE “MEMORANDUM”).

Instructions for Bernstein Private Wealth Management Clients Only

In order to subscribe for limited liability company units (“Units”) in AB Commercial Real Estate Private Debt Fund, LLC (the “Company”), the undersigned (the “Investor”) must complete, execute and deliver the following:

1.	Complete or update (if necessary), or review and confirm no update is needed to your Client Profile and Subscription Document Profile.

2.	Complete this Subscription Document.

3.	Complete the Anti-Money Laundering Information Form, attached hereto as Exhibit A, if necessary.

4.	Complete the Capital Call Funding & Disbursement Authorization Form, if desired, attached hereto as Exhibit B.

5.	Complete the State Tax Composite Election Authorization Form, if desired, attached hereto as Exhibit C.

6.	Complete and provide the required documents listed below, as applicable:

a.	For Individuals:

i.	Personal Account Application.

b.	For Individual Retirement Accounts:

i.	Personal Account Application;

ii.	IRA Designation of Beneficiary Form; and

iii.	IRA State Street Bank and Trust Company Custodial Account Adoption Agreement.

c.	For Accounts with Multiple Owners:

i.	Multiple Owners’ Application (each Owner must complete an application).

d.	For Corporations or Limited Liability Companies (“LLCs”):

i.	Corporate, Limited Liability Company and Partnership Account Application;

ii.

A resolution to the effect that the subscription in the Company is authorized and certification as to the persons authorized to act on behalf of the corporation or LLC or, if you prefer, the sample resolution in Exhibit A of the Subscription Document Profile; and

iii.	A certified copy of certificate of incorporation, certificate of formation, prospectus (if any) or other formation document.

e.	For Partnerships:

i.	Corporate, Limited Liability Company and Partnership Account Application; and

ii.

An agreement as to the persons authorized to enter into this subscription and to otherwise act on behalf of the partnership or, if you prefer, the sample agreement provided in Exhibit B of the Subscription Document Profile.

f.	For Employee Benefit Plans (ERISA):

i.	ERISA: Pension and Profit Sharing Plans Application; and

ii.	A copy of the governing plan documents.

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g.	For Non-ERISA Plans:

i.	Trust/Estate Application; and

ii.	A copy of the governing plan documents.

h.	For Trusts and Estates:

i.	Trust/Estate Application; and

ii.	A copy of the trust agreement or a Trustee Certification Form and copies of the first page and the signature page(s) of your trust document.

7.	Complete IRS Form W-9 provided separately, if applicable.

8.

Return items 1–7 to your financial advisor (your “Advisor”) as soon as possible but no later than 5 p.m. (EST) on the business day that is at least fifteen (15) business days (subject to reduction or waiver by the Company) prior to the applicable closing date.

Please direct all questions to your Advisor.

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SECTION I: GENERAL INFORMATION

Certain information in this section may be pre-filled for your convenience based on information you provided to us. Please review this information for accuracy before you sign this document.

1.	Please enter the Investor’s legal name.

For individuals and entities:

Please enter the desired title of your AB account, if different:

IRAs will be titled “State Street Bank & Trust Co, c/o Sanford C Bernstein & Co LLC FBO [legal name provided above]”.

EIN for State Street Bank & Trust Co: 04-1867445.

2.	Initial Capital Commitment Amount: U.S. Dollars

3.	Reinvestment Plan Election: ☐ Distribution Election[1] ☐ Reinvestment Election[2]

If the Investor does not make any such election, then the Investor, by default, shall be deemed to have made a Distribution Election.

4.	The Investor acknowledges and agrees that:

(i) the Subscription Document Profile is incorporated herein by way of reference;

(ii) the representations, warranties and covenants including but not limited to the accredited investor and qualified purchaser representations of the undersigned contained in the Subscription Document Profile are true and correct in all material respects as of the date set forth below;

(iii) the information provided in the Subscription Document Profile is correct as of the date set forth below;

(iv) the information provided in the Self-certification Form and the Investor Identification Document or Investor Anti-Money Laundering Declaration Subscription Agreement Supplement Form is correct as of the date set forth below; and

(v) the background information provided to AB, its affiliates or the administrator is true and correct in all material respects as of the date set forth below.

Please initial to certify your election:
	Initial	Initial	Initial

                                                 (If multiple authorized signatories, all such signatories must initial)

[1]

Distribution Election: the Investor’s pro rata share of Current Income distributions shall be distributed in accordance with the Memorandum and Company’s Amended and Restated Limited Liability Company Operating Agreement, as the same may be amended from time to time.

[2]

Reinvestment Election: the Investor’s pro rata share of Current Income distributions shall be automatically withheld and reinvested into the Company in accordance with the Memorandum and the Company’s Amended and Restated Limited Liability Company Operating Agreement, as the same may be amended from time to time.

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5.	Your Wiring Bank Instructions:

If you plan to complete the Capital Call Funding & Disbursement Authorization Form, please leave this question blank. If not, please identify the remitting bank or other financial institution from which the Investor’s funds will be wired or check will be drawn (the “Wiring Bank”) below. All Capital Contributions are payable in full by either (i) wire transfer of readily available funds to the account of the Company or (ii) check made payable to the Company and, in both cases, at least one business day prior to the date specified in the relevant capital call notice.

Unless otherwise instructed, payments (including Unit repurchases, distributions, credit interest, if any) will be sent to the account (“Disbursement Account”) indicated below. Please note that payments of proceeds in respect of your AB Funds may only be made to you, the Investor, and not to third parties.

(For accounts at AB Bernstein, please check “AB” and complete only the last four rows in the table below. To designate another account, please check “Another Financial Institution,” then complete the cells in the right column, in addition to the last four row below or attach your bank account information separately.)

Your Account at:	☐ AB	☐ Another Financial Institution
Destination Bank:	JP Morgan Chase Bank
ABA Routing Number	021-000021
Bank Identifier Code (BIC)*	CHASUS33
International Bank Account # (IBAN)*	N/A
Mailing Address:	4 New York Plaza, 13th Floor New York, NY 10004
Transfer Method	⬛ Fedwire / Journal	☐ Fedwire ☐ CHIPS ☐ SWIFT

Recipient Institution:	Sanford C. Bernstein & Co.
Account Number:	066-641659

Recipient/ For Credit to: (account title or subscriber name)
Account Number:

Advisor or Representative Name:
Telephone:

*	Required for payments in the EU.

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6.	Is the Investor a resident of or domiciled in an Approved Country[3]?

☐ Yes ☐ No

7.	Is the Wiring Bank located in an Approved Country?

☐ Yes ☐ No

8.	Is the Investor a customer of the Wiring Bank?

☐ Yes ☐ No

If the Investor has answered “No” to questions 6, 7 or 8 above or if the Administrator informs the Investor that it is unable to verify any of the Wiring Bank details provided above, then the Investor will be required to submit additional documentation set forth in Exhibit A.

[3]

European Union (EU) / European Economic Area (EEA) or Equivalent Third Countries (“Approved Countries”) include: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Gibraltar, Guernsey, Hong Kong, Iceland, Ireland, Italy, Jersey, Isle of Man, Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, United Kingdom, United States. Please note that this list of countries is subject to change.

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SECTION II:

DISCLOSURES, REPRESENTATIONS AND WARRANTIES

The offer and sale of units in the Company (the “Units”) to the undersigned (the “Investor”) and other investors is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather is being made privately by the Company pursuant to the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D (“Regulation D”) promulgated thereunder by the U.S. Securities and Exchange Commission (the “SEC”) as described in the Memorandum.

The information requested in this subscription document, the subscription document profile, the Investor’s Client Profile (if applicable), and any related Account Application(s) (together, this “Subscription Document”) is needed to ensure compliance with the appropriate regulations and to determine (1) whether an investment in the Company by the Investor is suitable in light of the Investor’s financial position; (2) whether the Investor qualifies as an “accredited investor” as defined in Regulation D promulgated under the Securities Act; and (3) whether the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment.

The Investor understands and agrees that, although the Company, the Board, the Investment Manager, the Administrator and their respective affiliates and delegates will use their reasonable efforts to keep the information provided in the answers to this Subscription Document strictly confidential, any of the Company, the Board, the Investment Manager, the Administrator and their respective affiliates and delegates may present this Subscription Document and the information provided in answers to it to such parties (e.g., affiliates, attorneys, auditors, administrators, brokers, regulators and counterparties) as they reasonably deem necessary or advisable to facilitate the acceptance of the Investor’s Capital Commitment (as defined below) and the related capital contributions and management of the Company, including, but not limited to, in connection with anti-money laundering and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Units, the compliance with applicable law and any relevant exemptions thereto by the Company, the Board, the Investment Manager, the Administrator or

their respective affiliates, or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company, the Board, the Investment Manager, the Administrator or their respective affiliates are a party or by which they are or may be bound or if the information is required to facilitate the Company’s investments. The entities mentioned above may also release information about the Investor if directed to do so by the Investor, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation, or if any one of them deems it necessary or advisable to reduce or eliminate withholding or other taxes on the Company or its partners. The Investor hereby agrees that it shall cooperate with the Company to obtain a waiver of the provisions of any law which would otherwise prevent compliance by the Company with such disclosure obligations. The Investor realizes that this Subscription Document does not constitute an offer by the Company to sell the Units but is merely a request for information. All references herein to $ or dollars are to U.S. dollars.

The Investor hereby agrees as follows:

1.	SUBSCRIPTION FOR UNITS

A.

The Investor agrees to become a member of the Company (a “Member” and together with the other members, the “Members”) and in connection therewith irrevocably offers to subscribe for and agrees to purchase Units in and wishes to contribute to the capital of the Company the amount of its capital commitment set forth herein (as may be adjusted at the times and upon the terms set forth in the Amended and Restated Limited Liability Company Operating Agreement (the “LLC Agreement”))) (the “Capital Commitment”), plus any additional amounts required under the LLC Agreement, subject to acceptance in whole or in part by the Company in its sole discretion. The minimum initial Capital Commitment is $50,000 and the minimum subsequent Capital Commitment by each Member is $25,000, in each case unless waived by the Company. The Investor agrees to, and understands, the terms and conditions upon which the Units are being offered, including, without limitation, the risk factors outlined in the Memorandum. During the Commitment Period, prior to any closing date established by the Company to accept a Capital Commitment, any payments made by the Investor to the Company in respect of such Capital Commitment (the “Tendered Funds”) will be held in a brokerage account, subject to the terms and conditions herein.

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B.

The Investor understands and agrees that the Company reserves the right to refuse to accept the Capital Commitment for Units for any reason or no reason, in whole or in part, and at any time prior to acceptance thereof. In the event of a rejection of the Capital Commitment, the Tendered Funds will be promptly returned to the Investor without deduction along with this Subscription Document, and this Subscription Document shall have no force or effect. Upon acceptance of the Capital Commitment by the Company and upon the transfer of the Tendered Funds, if any, from the brokerage account into the Company, the Investor shall be a Member. Any interest actually earned on the Tendered Funds will be added to the initial investment amount or will be paid to the Investor if the Capital Commitment is rejected. The Investor hereby agrees that by its execution of this Subscription Document and upon acceptance hereof by the Company, it shall be bound by the terms of the LLC Agreement, this Subscription Document and the Memorandum. The Capital Commitment shall be payable by the Investor in one or more installments in readily available U.S. dollars by wire transfer to the bank account of the Company, in amounts and on dates specified by the Company pursuant to a written notice in accordance with the LLC Agreement (including on the Initial Closing and any Subsequent Closing thereafter).

The offer to subscribe for Units shall be deemed to be accepted only after the Company issues a welcome or confirmation letter or otherwise issues a communication to the Investor evidencing its acceptance. The Investor agrees that unless and until its offer to make the Capital Commitment is rejected, the Investor shall not be entitled to cancel, terminate, or revoke its offer to make the Capital Commitment. If the Company rejects in full the offer to make the Capital Commitment, this Subscription Document and all related documents executed by the Investor in connection with it shall thereafter have no force or effect and may be retained by the Company.

C.

The Investment Manager, acting on behalf of itself and as attorney-in-fact on behalf of each of the Members in the Company, and the Investor each agree that, with effect from the Company’s acceptance of the Investor’s Capital Commitment pursuant to this Subscription Document, the Investor will be admitted to the Company as a Member and will be bound by and receive the benefit of the terms of the LLC Agreement as a Member, and such terms are hereby incorporated by reference as if set out herein in full, including the grant of power of attorney contained therein.

2.	POWER OF ATTORNEY

A.

The Investor hereby constitutes and irrevocably appoints the Investment Manager as its agent and true and lawful representative and attorney-in- fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

a.	any duly adopted amendment to the LLC Agreement;

b.	any instrument and document determined by the Investment Manager to be necessary or desirable to admit additional or substitute Members (as defined in the LLC Agreement):

c.	any and all instruments, certificates and other documents that may be deemed necessary or desirable to effect the winding-up and dissolution of the Company; and

d.

any business certificate, fictitious name certificate, amendment thereto or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by any applicable law.

B.

The Investor hereby constitutes and irrevocably appoints the Investment Manager as its agent and true and lawful representative and attorney-in- fact, in its name, place and stead to take all actions to terminate and wind up the Company, including to effect a vote to wind up the Company in accordance with the terms (i) in the event that a Winding-Up Event (as defined in the LLC Agreement) has occurred with respect to the Company or (ii) the Investment Manager believes it is in the best interest of the Company to wind up the Company.

C.

The power of attorney hereby granted by each of the Investors is deemed to be coupled with an interest and given to secure the performance of an obligation owed to the donee, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of such Investor; provided, however, that such power of attorney shall terminate upon the substitution of another member for all of such Investor’s Units or upon the complete repurchase of all of such Investor’s Units.

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3.	TRUSTEE, AGENT, REPRESENTATIVE, NOMINEE

If the signatory of the Investor is signing this Subscription Document as trustee, agent, representative or nominee, or in any fiduciary capacity (in any such capacity, the “Signatory”) on behalf of the Investor, such Signatory represents that it has all requisite power and authority from the Investor, and has been duly authorized, to execute this Subscription Document on behalf of the Investor and to make all of the representations and warranties contained herein on behalf of the Investor.

4.	REPRESENTATIONS AND COVENANTS OF THE INVESTOR

A.

If the Investor is acting as trustee, agent, representative or nominee for a Beneficial Owner, the Investor understands and acknowledges that the representations, warranties and covenants made herein are made by the Investor: (i) with respect to the Investor; and (ii) with respect to the Beneficial Owner. The Investor represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription     Document. The Investor acknowledges that the LLC Agreement provides that Members may sell, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) all or any portion of its Units to a transferee, provided that such Transfer satisfies certain conditions set forth in the LLC Agreement, including that such Transfer (a) will not violate applicable federal or state securities laws or regulations, whereby the Investment Manager may require that the Investor provide certain supporting evidence regarding the satisfaction of this condition (including a legal opinion in writing and in form and substance reasonably satisfactory to the Investment Manager), (b) will not violate applicable economic sanctions or anti- money laundering laws, and (c) is consistent with REIT qualification requirements. The Investor acknowledges that any Transfer of the Units may be made only in compliance with the provisions of the LLC Agreement and the Memorandum. The Investor further acknowledges that the Units shall be transferable only to investors who are eligible investors as described above and in the Memorandum. The Investor understands and acknowledges that the Company in its sole discretion may cause a compulsory repurchase of all or any portion of the Investor’s Units in accordance with the LLC Agreement. It further understands that the Company is not registered as an investment company under the Company Act, in reliance upon an exemption from such registration.

B.

The Investor acknowledges that, as described in the Memorandum, the Units subscribed for hereunder have not been and will not be registered under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder, or any other law of the U.S. or any other jurisdiction thereof

C.

The Investor acknowledges that, as described in the Memorandum, it is expected that the Units will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to a Form 10 Registration Statement (the “Form 10 Registration Statement”).

D.	The Investor represents and warrants that it is an “accredited investor” under Regulation D promulgated under the Securities Act.

E.

The Investor represents that it has received and read a copy of (i) the Memorandum outlining, among other things, the organization, investment objectives and policies of, and the risks and expenses of an investment in, the Company and (ii) the LLC Agreement. If the Investor is a client of Bernstein Private Wealth Management, the Investor acknowledges (i) that the Bernstein Private Wealth Management Policies and Procedures Manual has been made available to it and (ii) receipt of Part 2 of Form ADV of the Investment Manager, in each case on or before the date of this Subscription Document set forth below. Each Investor acknowledges and agrees that it made an independent decision to invest in the Company and that, in making its decision to subscribe for Units, or making a subsequent investment decision with respect to the Company, the Investor can rely only on information included in the Memorandum, the LLC Agreement and any Additional Information (irrespective of any other information furnished to the Investor). “Additional Information” means any information, other than information included in the Memorandum and the LLC Agreement concerning the terms and conditions of the Units or the status of the Company, communicated in writing to the Investor by the Company. The Investor

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acknowledges and agrees that if Additional Information contradicts, modifies, supplements or amends any information included in the Memorandum or the LLC Agreement, the Memorandum or the LLC Agreement will control, unless the Company or its respective authorized representative expressly indicates in writing that such Additional Information modifies, supplements or amends the information included in the Memorandum or the LLC Agreement. The Investor represents that it is not relying on the Company or the Investment Manager, or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor’s own advisors, and the Investor understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Company. The Investor has evaluated its investment in the Units with respect to the investment purposes, objectives and cash flow requirements of the Investor, as well as the Investor’s overall need with respect to diversification and liquidity.

F.

The Investor acknowledges that it is not subscribing pursuant hereto for Units as a result of or pursuant to: (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site whose information about the Company is not password protected) or broadcast over television or radio; or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, or pursuant to, any of the foregoing.

G.

The Investor has been provided an opportunity to obtain any additional information concerning the offering of Units, the Company and all other information to the extent that the Company or the Investment Manager possesses such information or can acquire it without unreasonable effort or expense and has been given the opportunity to ask questions of and receive answers from the Company or the Investment Manager concerning the terms and conditions of the offering of Units and other matters pertaining this investment.

H.

The Investor acknowledges that it will receive or have access to confidential proprietary information concerning the Company, including, without limitation, portfolio positions, valuations, information regarding potential indirect investments, financial information, trade secrets and the like (collectively, “Confidential

Information”), which is proprietary in nature and non-public. The Investor agrees that it shall not disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Company (and in connection therewith, may only disclose the Confidential Information to officers, employees, agents, affiliates or advisors of the Investor that (i) have a need to know such Confidential Information solely for purposes of assisting the Investor in evaluating its investment in the Company and (ii) are obligated to keep such information confidential) and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Furthermore, the Investor has not and shall not reproduce, duplicate or deliver the Memorandum, the LLC Agreement, this Subscription Document or any other document prepared on behalf of the Company (collectively, the “Company Documents”) to any other person, except professional advisors to the Investor or as authorized by the Company. Notwithstanding anything to the contrary herein, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of: (i) the Company; and (ii) any of their transactions, and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, it being understood that “tax treatment” and “tax structure” do not include the name or the identifying information of (i) the Company or (ii) the parties to a transaction. The Company and the Investment Manager each reserves the right to request further identifying and/or source of funds information to comply with applicable laws. Prior to making any disclosure required by any regulatory authority, law or regulation, or by legal process, the Investor shall use its reasonable best efforts to notify the Company of such disclosure. Prior to any disclosure to any Authorized Representative of the Investor, the Investor must advise such Authorized Representative of the obligations set forth in this Section 4(G). The Investor agrees that each of the Company, the Investment Manager and the Board has the right to keep confidential from the Investor, for such period of time as any of them deems reasonable, any Confidential Information.

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I.

The Investor represents that it has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Units, including the risks set forth under the caption “Risk Factors and Potential Conflicts of Interest” in the Memorandum and is able to bear such risks and has obtained, in the Investor’s judgment, sufficient information from the Company or its authorized representatives and the Investment Manager to evaluate the merits and risks of such investment. The Investor is able to bear the economic risk of such investment, including a complete loss of capital. The Investor has carefully considered and has, to the extent it believes necessary, discussed with its own legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Units being subscribed for hereunder are a suitable investment for the Investor.

J.

The Investor represents that it is aware of the limited provisions for transferability of Units and repurchase of Units and has read the sections of the Memorandum entitled “Summary of Terms.” The Investor represents that it has no need for liquidity in this investment, can afford a complete loss of the investment in the Units, can afford to hold the investment in the Units for an indefinite period of time, and acknowledges and agrees that distributions, including, without limitation, the proceeds of repurchases of Units, may be paid in cash or in kind.

K.

The Investor and the Company acknowledge and agree that the terms of offer and the rights attaching to the Investor’s Units, as set forth herein and in the Company Documents, can be varied in accordance with the provisions of the LLC Agreement.

L.

The Investor represents that it is acquiring the Units subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Units in whole or in part.

M.

The Investor represents that it has all requisite power, authority and capacity to acquire and hold the Units and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Investor in connection with the Investor’s Capital Commitment, including this Subscription

Document and the LLC Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Investor, or violate any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor may be bound. If the Investor is an entity, (i) it is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; and (ii) the person executing and delivering each of such instruments on behalf of the Investor has all requisite power, authority and capacity, and has been duly authorized, to execute and deliver such instruments, and, upon request by the Company, the Investment Manager or the Administrator, will furnish to the Company true and correct copies of any instruments governing the Investor, including all amendments to any such instruments and all authorizations. This Subscription Document constitutes and, if the Investor is admitted as a Member of the Company, the LLC Agreement, will constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their terms.

N.

The Investor represents that all information that it has provided in this Subscription Document to the Company, the Board, the Investment Manager or the Administrator concerning the Investor, the Investor’s status, financial position and knowledge and experience of financial, tax and business matters, or, in the case of an investor that is an entity, the knowledge and experience of financial, tax and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

O.

The Investor acknowledges and agrees that: (a) the Company intends to qualify and elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”); and (b) in connection therewith, (i) the LLC Agreement provides that no person may beneficially own more than 9.8% in value of the Units without the consent of the Board, and (ii) the Investor may be required by the Company, the Board, the Investment Manager, the Administrator or their respective affiliates to report certain information with respect to the ownership of the Units, as set forth in the LLC Agreement. For purposes of this representation, “Beneficially Owns” shall mean ownership by a person who would be treated as an owner of the Investor either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code.

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P.

The Investor understands that the custodian(s) and prime broker(s) set forth in the Memorandum will provide brokerage and custodian services, as applicable, relating to the assets of the Company. The Investment Manager may permit such parties to effect cross transactions for the account of the Company. In addition, the Investment Manager may open “average price” accounts with other brokers. In an “average price” account, purchase and sale orders placed during a trading day on behalf of the Company and other clients of the Investment Manager are combined, and securities bought and sold pursuant to such orders are allocated among such accounts on an average price basis.

Q.

The Investor acknowledges, or, if the Investor is acting as agent, representative or nominee for a subscriber (a “Beneficial Owner”), the Investor has advised the Beneficial Owner, that the Company may enter into agreements with placement agents providing for a payment from the Investment Manager of a one-time or ongoing fee based upon the amount of the capital contribution of an investor introduced to the Company by the agent.

R.

The Investor understands that the Company will not register as an investment company under the Company Act in reliance upon Section 3(c)(5)(C) thereof. As a result of its reliance upon Section 3(c)(5)(C), the Company will not be required to adhere to the restrictions and requirements under the Company Act. Further, the Investor understands that for purposes of the provisions of Regulation D promulgated under the Securities Act, there will be no public offering of the Units in the U.S. and the Company may sell its Units in the U.S., on a private placement basis, to investors that are “accredited investors” (as defined in Rule 501 of Regulation D promulgated thereunder).

S.	If the Investor is a tax-exempt entity, the Investor represents:

a.	that it is exempt from payment of U.S. federal income tax; or

b.	substantially all of the ownership interests of which are held by persons that are exempt from payments of U.S. federal income tax.

T.	If the Investor is a “charitable remainder trust” within the meaning of Section 664 of the Internal
Revenue Code, the Investor has advised the Company in writing of such fact and the Investor acknowledges that it understands the risks, including specifically the tax risks, if any associated with its investment in the Company.

U.

If the Investor is a “plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, and/or a “plan” that is subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, or an entity whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder (a “Plan”), the person executing this Subscription Document on behalf of the Plan (the “Fiduciary”) represents and warrants to the Company that:

a.

such person is a “fiduciary” of such Plan and trust and/or custodial account within the meaning of Section 3(21) of ERISA, and/or Section 4975(e)(3) of the Internal Revenue Code and such person is authorized to execute this Subscription Document;

b.	unless otherwise indicated in writing to the Company, the Plan is not a participant- directed defined contribution plan;

c.

the Fiduciary has considered a number of factors with respect to the Plan’s investment in the Units and has determined that, in view of such considerations, the purchase of Units is consistent with the Fiduciary’s responsibilities under ERISA. Such factors include, but are not limited to:

i.	the role such investment or investment course of action plays in that portion of the Plan’s portfolio that the Fiduciary manages;

ii.

whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Fiduciary to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

iii.	the composition of that portion of the portfolio that the Fiduciary manages with regard to diversification;

iv.	the liquidity and current rate of return of that portion of the portfolio managed by the Fiduciary relative to the anticipated cash flow requirements of the Plan;

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v.	the projected return of that portion of the portfolio managed by the Fiduciary relative to the funding objectives of the Plan; and

vi.	the risks associated with an investment in the Company and the fact that the LLC Agreement impose certain restrictions upon the ownership of the Units.

d.	the investment in the Company has been duly authorized under, and conforms in all respects to, the documents governing the Plan and the Fiduciary;

e.	the Fiduciary is:

i.	responsible for the decision to invest in the Company;

ii.	independent of the Investment Manager; and

iii.	qualified to make such investment decision.

f.	none of the Investment Manager, any of its employees or affiliates:

i.	manages any part of the Investor’s investment portfolio on a discretionary basis;

ii.	regularly gives investment advice with respect to the assets of the Investor;

iii.

has an agreement or understanding, written or unwritten, with the Investor under which the latter receives information, recommendations or advice concerning investments which are used as a primary basis for the Investor’s investment decisions; or

iv.	has an agreement or understanding, written or unwritten, with the Investor under which the latter receives individualized investment advice concerning the Investor’s assets.

g.

The Fiduciary agrees, at the request of the Company, to furnish the Company with such information as the Company may reasonably require to establish that the purchase of the Units by an ERISA Plan and the transactions to be entered into by the Company do not violate any provision of ERISA or the Internal Revenue Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

h.	The Fiduciary agrees to notify the Company promptly in writing should the Fiduciary become aware of any change in the information set forth in or required to be provided by this Section II(4)(S).

V.

If the Investor is unable to make any of the foregoing representations in subsection (S) above, the Capital Commitment will be rejected unless all of the representations and warranties in this subsection (T) are true and correct:

a.

though the Investment Manager may have provided such person with a copy of the Memorandum, such person, who is independent of the Investment Manager, has studied the Memorandum and has made an independent decision to purchase Units solely on the basis of such Memorandum; and

b.

the Investor represents and warrants that neither the Investment Manager nor any of its employees or affiliates: (a) has exercised any investment discretion or control with respect to the Investor’s purchase of the Units; or (b) is the employer maintaining or contributing to such Plan.

W.

By investing in the Company, the Fiduciary represents and warrants that it does not intend its investment in the Company to establish any relationship which would cause the Investment Manager of the Company or any other person to be a “fiduciary” as defined in ERISA with respect to such Fiduciary in connection with the investment of the Company’s assets, and each such Fiduciary further represents and warrants that it will not take any position to the contrary.

X.

If applicable, the Investor has identified its status as a Benefit Plan Investor to the Company on the subscription document profile. If the Investor has identified to the Company that it is not currently a Benefit Plan Investor, but becomes a Benefit Plan Investor, the Investor shall forthwith disclose to the Investment Manager and the Administrator promptly in writing such fact and also the percentage of the Investor’s equity interests held by Benefit Plan Investors. The Investor agrees to notify the

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Investment Manager and the Administrator promptly in writing if there is any change in the percentage of the Investor’s assets that are treated as “plan assets” for the purpose of Section 3(42) of ERISA and any regulations promulgated thereunder as set forth in this Subscription Document.

Y.

The Investor acknowledges, understands and agrees that the Company or the Investment Manager has authority to allocate transaction costs to obtain research and brokerage services as set forth in the Memorandum. By signing this Subscription Document, the Investor expressly consents to any arrangement pursuant to which the Company or the Investment Manager obtains such products and services.

Z.

If the Investor is an insurance company and is investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company, it has identified in the subscription document profile whether the assets underlying the general account constitute “plan assets” within the meaning of Section 401(c) of ERISA. The Investor agrees to promptly notify the Company in writing if there is a change in the percentage of the general account’s assets that constitute “plan assets” within the meaning of Section 401(c) of ERISA and shall disclose such new percentage ownership.

AA.	The Investor agrees and is aware that:

a.

the Units have not been approved or disapproved by any securities regulatory authority in any jurisdiction including without limitation any securities regulatory authority of any State of the United States or by the SEC, nor has any such authority or commission passed on the accuracy or adequacy of the Memorandum;

b.	there are substantial risks of loss of investment (including the risk of loss of the entire amount invested) incidental to the purchase of the Interest, including those summarized in the Memorandum;

c.

the Investment Manager and each of its respective affiliates may provide similar services to investment companies, investment funds and managed accounts in which the Investor will have no interest and there are other potential conflicts of interest as described in the Memorandum, subject to the limitations set forth in the LLC Agreement; and

d.

the representations, warranties, covenants, undertakings and acknowledgments made by the Investor in this Subscription Document will be relied upon by the Company, the Board, the Investment Manager, the Administrator and their respective affiliates in determining the Investor’s suitability as a purchaser of Units and the Company’s compliance with U.S. federal and state securities laws (if applicable), and shall survive the Investor’s admission as a Member.

BB.

The Investor understands that the value of Units held by a Member and any repurchase of the Units by the Company under the LLC Agreement, and the performance of the Company, may be based on unaudited and, in some cases, estimated, valuations of the Company’s investments, made in accordance with the LLC Agreement, the Memorandum and applicable law, and that valuations provided in an investor’s account statement may be an unaudited, estimated value.

CC.

The Investor agrees that it shall not take any action to present a petition or commence any case, proceeding, proposal or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or analogous relief with respect to the Company or the debts of the Company (i) in connection with the Company’s suspension of any of the calculation of net asset value, the Investor’s Unit repurchase rights or the Investor’s right to receive Unit repurchase proceeds, or (ii) as a creditor of the Company, until a debt is immediately due and payable by the Company to the Investor.

DD.

If the Investor will enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part on the return of the Company (the “Swap”), with a third party (a “Third Party”), the Investor understands and acknowledges that the representations, warranties and agreements made herein, are made by the Investor with respect to the Third Party. The Investor further represents and warrants that with respect to a Third Party entering into a Swap:

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a.

the Third Party is authorized under its constitutional documents (e.g., certificate of incorporation, by-laws, partnership agreement or trust agreement) and applicable law (including U.S. and non-U.S. anti-money laundering laws and regulations) to enter into the Swap and would also be so authorized to invest directly into the Company;

b.	the Third Party has received and reviewed a copy of the Company Documents;

c.	the Third Party acknowledges that the Company and its affiliates are not responsible for the legality, suitability or tax consequences of the Swap and that the Investor is not an agent of the Company;

d.

the Third Party is an “eligible contract participant” as defined under the Commodity Exchange Act, as amended and an “accredited investor” under Regulation D promulgated under the Securities Act; is eligible to receive “new issues” because it is not a restricted or covered person as contemplated under the rules of FINRA; and

e.

the Investor agrees to indemnify the Company, the Board, the Investment Manager, each of their respective affiliates and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor’s or the Third Party’s misrepresentation or misstatement contained herein or in the LLC Agreement or any other document required to be executed and delivered by the Investor in connection with the Capital Commitment (the “Required Documents”), or the assertion of the Investor’s lack of proper authorization from the Third Party to enter into the Required Documents or perform the obligations thereof. Nothing herein constitutes an agreement or statement by the Company as to the legality of a Swap or the suitability of a Swap for the Third Party.

EE.

The Investor understands that Dechert LLP (“Dechert”) has been engaged by the Company, each Subsidiary, the Board, the Investment Manager and their affiliates to represent them in connection with the organization of the Company and this offering of Units in the Company. The Investor also understands that no separate counsel has been engaged to independently represent the Members, including the Investor, in connection with the formation of the Company, or the offering of the Units. The Investor understands that Dechert will represent the Company on matters for which it is retained to do so by the Company. The Investor also understands that other counsel may also be retained where the Company or the Investment Manager determines that to be appropriate. The Investor understands that, in advising the Company, each Subsidiary, the Board, the Investment Manager and their affiliates with respect to the preparation of the Memorandum, Dechert has relied upon information that has been furnished to it by the Board, the Company, the Investment Manager and their affiliates, and has not independently investigated or verified the accuracy or completeness of the information set forth in the Memorandum. In addition, the Investor understands that Dechert does not monitor the compliance of the Board, the Investment Manager and their affiliates or the Company with the investment guidelines set forth in the Memorandum, the Company’s terms or applicable laws. The Investor acknowledges that there may be situations in which there is a “conflict” between the interests of the Investment Manager and those of the Company. The Investor understands that, in these situations, the Board will determine the appropriate resolution thereof, and may seek advice from Dechert in connection with such determinations. The Board, the Investment Manager and the Company have consented to Dechert’s concurrent representation of such parties in such circumstances. The Investor understands that, in general, independent counsel will not be retained to represent the interests of the Company or the Members.

5.	DISCLOSURE OF PARTIES IN INTEREST AND OTHER INFORMATION WITH RESPECT TO ERISA.

To the extent required by ERISA, the Fiduciary on behalf of each Investor that is a Plan shall, as the Investment Manager may request from time to time, identify to the Investment Manager the parties in interest and disqualified persons (as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Internal Revenue Code, respectively) with respect to such Plan. In addition, such Fiduciary shall provide such other information as the Investment Manager

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may request from time to time in order to avoid violations of any provision of ERISA or any other laws applicable to such Plan.

6.	BONDING

If the Investor is subject to ERISA, the Investor will cause the Investment Manager to be covered under the Investor’s fidelity bond that satisfies the requirements of Section 412 of ERISA.

7.	MISCELLANEOUS

A.

The Investor acknowledges that the Board, the Investment Manager, the Administrator, the Company and its Members will rely upon the representations, warranties and agreements set forth herein, each of which is continuous and shall survive the acceptance of the Capital Commitment made hereby. The Investor acknowledges that the Board, the Investment Manager, and their respective affiliates, members, partners, officers, employees and legal representatives, including persons formerly serving in such capacities, as well as the Administrator, its officers and directors are entitled to be indemnified out of the assets of the Company, as described in the Memorandum.

B.

This Subscription Document (1) shall be binding upon the Investor and the heirs, legal representatives, successors, and permitted assigns of the Investor and shall inure to the benefit of the Company and its successors and assigns, (2) shall be governed, construed and enforced in accordance with the laws of the State of Delaware, subject to Section II(13) of this Subscription Document, (3) shall survive the acceptance of the Investor as a Member of the Company, and (4) shall, if the Investor consists of more than one person, be the joint and several obligation of each of such persons.

C.

The Investor agrees to the fullest extent permitted by law, including ERISA, if applicable, to indemnify and hold harmless the Company, the Board, and the Investment Manager (including for this purpose their respective employees, directors, officers, managers, members, partners and affiliates and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934, as amended) (each, an “Indemnified Person”) against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from (a) any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Document or the Required Documents or (b) any action for securities law violations instituted by the Investor that is finally resolved by judgment against the Investor. In the event that an Indemnified Person is not a party to this Subscription Document and accordingly is unable to enforce the indemnity provisions hereof, the benefit of the indemnity shall be deemed to have been given in favor of the Company as trustee who shall be entitled and is hereby authorized to enforce the provisions of this paragraph on behalf of each Indemnified Person. The provisions of this Section 7(C) for the indemnification of persons other than the Company may be relied upon by such persons and may be enforced by such persons as if such persons were parties hereto and the Company shall (subject to indemnification and arrangements for the payment of the Company’s expenses satisfactory to the Company) use its reasonable endeavors to assist such Indemnified Person in bringing any proceedings in respect of a claim under this Section 7(C). In addition, the Company may enter into separate agreements with persons on terms consistent with this Section 7(C) to give effect to the indemnity provisions set forth herein.

For the avoidance of doubt, the indemnity and reimbursement obligations of the Investor under this Section 7(C) shall survive the Investor’s admission to the Company and shall be in addition to any liability which the Investor may otherwise have (including, without limitation, liability under the LLC Agreement), and shall be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of the Investor and each Indemnified Person and the Company.

D.

If any provision of this Subscription Document is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document	16

conform with such applicable law. Any provision hereof that may be held invalid or unenforceable under any applicable law or in any particular instance shall not affect the validity or enforceability of any other provisions hereof or of such provision in any other instance, and to this extent the provisions hereof shall be severable.

E.

If any answer provided or background documentation required under this Subscription Document is found to be false, forced or misleading, the Investor acknowledges that the Company may compulsorily repurchase the Units held by the Investor in accordance with the LLC Agreement.

F.

Notwithstanding the place where this Subscription Document may be executed by the Investor and the place where the Capital Commitment of the Investor is accepted by the Company, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with the laws of the State of Delaware, subject to Section II(13) of this Subscription Document, without regard to the choice of law principles thereof that would result in the application of the substantive law of any jurisdiction other than the State of Delaware.

G.

This Subscription Document may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. A signature received by facsimile or email shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a signature received by facsimile or email.

H.

The Administrator, the Board, the Investment Manager and the Company are each hereby authorized and instructed to accept and execute any instructions in respect of the Units to which this Subscription Document relates given by the Investor in written form or by facsimile or e-mail; provided that, the Administrator, the Board, the Investment Manager and the Company may only act upon a repurchase of Units request received in written form signed by properly authorized persons. If instructions are given by the Investor by facsimile or email, the Investor undertakes to send the original letter of instructions to the Administrator, the Investment Manager, the Company or the Board and agrees that none of the Company, the Board, the Investment Manager or the Administrator will be liable for any loss of any nature whatsoever arising to any of them as a result of any of them acting upon and in accordance with instructions given by facsimile or e-mail that they believe in good faith to be genuine and to be signed by properly authorized persons. The Administrator, the Board, the Investment Manager and the Company may rely conclusively upon and shall incur no liability in respect of any action taken upon and in accordance with any notice, consent, request, instructions or other instrument believed in good faith to be genuine and to be signed by properly authorized persons whether or not an original letter is duly received; provided that, the Administrator, the Board, the Investment Manager and the Company may only act upon a repurchase of Units request in written form signed by properly authorized persons, in which case the Administrator, the Board, the Investment Manager and the Company shall incur no liability in respect of any action taken upon such repurchase of Units request believed in good faith to be genuine or to be signed by properly authorized persons.

8.	ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS

A.

The Investor agrees to execute and deliver to the Company, the Board, the Investment Manager, the Administrator and/or their respective Affiliates such additional instruments, documents and agreements and to provide such information as the Company, the Board, the Investment Manager, the Administrator and/or their respective Affiliates may reasonably request from time to time in connection with the matters contemplated by this Subscription Document or the LLC Agreement or as may be necessary to effectuate the intent of any provision of this Subscription Document or the LLC Agreement. In particular, the Company, the Investment Manager and/or the Administrator may request from the Investor such additional information as they may deem necessary to evaluate the eligibility of the Investor to acquire Units and may request from time to time such information as they may deem necessary to determine the eligibility of the Investor to hold Units or to facilitate the Company’s compliance with applicable legal or regulatory requirements (including in particular KYC/AML requirements and real estate investment trust qualification requirements under the Internal Revenue Code) or tax status; and the Investor shall provide such information as may reasonably be requested.

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B.

The Investor acknowledges and agrees that a number of obligations may be imposed on the Company (or any of its affiliates) including under (i) legislation known as the U.S. Foreign Account Tax Compliance Act (FATCA), Sections 1471 through 1474 of the Internal Revenue Code and the U.S. Treasury regulations thereunder (whether proposed, temporary or final), (ii) the Common Reporting Standard issued by the Organisation for Economic Cooperation and Development, (iii) any similar automatic exchange of financial, account or tax information agreements or arrangements, and, (iv) in each case, including any successor provisions, subsequent amendments, and administrative guidance promulgated thereunder (or which may be promulgated in the future), any applicable intergovernmental agreement, and related statutes, regulations or rules, and other guidance thereunder, any governmental authority pursuant to the foregoing authorities, and any agreement entered into by or with respect to the Company or any of its affiliates (collectively, “AEOI”). In this regard:

a.

The Investor acknowledges that in order to comply with AEOI and/or to avoid the imposition of U.S. federal withholding tax, the Company, and its agents and affiliates, including, but not limited to, the Investment Manager, and its directors or officers, may, from time to time, (A) require further information and/or documentation from the Investor, which information and/or documentation may (1) include, but will not be limited to, information and/or documentation relating to or concerning the Investor, the Investor’s direct and indirect beneficial owners and/or controlling persons (if any), any such person’s identity, residence (or jurisdiction of formation or tax residence) and income tax status, and (2) need to be certified by the Investor and, where applicable, under penalties of perjury, and (B) provide or disclose any such information and documentation to the IRS or other governmental authorities or agencies, or to any applicable jurisdiction under AEOI, and to certain withholding agents.

b.	The Investor agrees that it shall provide and/or update such information and/or documentation concerning itself and its direct and indirect beneficial owners and/or controlling persons (if any), as and when requested by the Company or any of the Company’s agents, as any such person, in its sole discretion, determines is necessary or advisable for the Company (or any of its affiliates) to comply with its obligations under AEOI.

c.

The Investor agrees to waive any provision of law of any jurisdiction that would, absent a waiver, prevent compliance with AEOI by the Company or any affiliate thereof, including, but not limited to, the Investor’s provision of any requested information and/or documentation.

d.

The Investor acknowledges that if the Investor provides information or documentation that is in any way misleading, or does not timely provide or update the requested information and/or documentation or waiver (each, an “AEOI Compliance Failure”), as applicable, the Company may, at its sole discretion and in addition to all other remedies available at law or in equity, immediately or at such other time or times redeem or withdraw all or a portion of the Investor’s Units or investment, prohibit in whole or part the Investor from participating in additional investments of the Company and/or deduct from the Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company and any of the Company’s agents, or any other subscriber/investor, or any partner, member, shareholder, director, manager, officer, employee, delegate, agent, affiliate, executor, heir, assign, successor or other legal representative of any of the foregoing persons, from any and all withholding taxes, interest, penalties, costs, expenses and other losses or liabilities suffered by any such person or persons on account of an AEOI Compliance Failure; provided that the foregoing indemnity shall be in addition to and supplement any other indemnity provided under this Subscription Document.

e.

To the extent that the Company and any of the Company’s agents, or any other subscriber/investor, or any partner, member, shareholder, director, manager, officer, employee, delegate, agent, affiliate, executor, heir, assign, successor or other legal representative of any of the foregoing persons suffers any withholding taxes, interest,

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penalties and/or other expenses and costs on account of the Investor’s AEOI Compliance Failure, (a) the Investor shall promptly pay upon demand by or on behalf of the Company to the Company or, at the Company’s direction, to any of the foregoing persons, an amount equal to such withholding taxes, interest, penalties and other expenses and costs, or (b) the Company may reduce the amount of the next distribution or distributions which would otherwise have been made to the Investor or, if such distributions are not sufficient for that purpose, reduce the proceeds of liquidation otherwise payable to the Investor by an amount equal to such withholding taxes, interest, penalties and other expenses and costs.

f.

The Investor acknowledges that the Company, in consultation with its agents, will determine in its sole discretion, whether and how to comply with AEOI, and any such determinations shall include, but not be limited to, an assessment of the possible burden to subscribers/investors and the Company of timely collecting information and/or documentation.

g.

The Investor acknowledges and agrees that it shall have no claim against the Company and any of the Company’s agents, or any other subscriber/investor, or any partner, member, shareholder, director, manager, officer, employee, delegate, agent, affiliate, executor, heir, assign, successor or other legal representative of any of the foregoing persons, for any damages or liabilities attributable to any AEOI compliance related determinations pursuant to sub-paragraph (f) above.

C.

Each person acquiring Units must satisfy the foregoing both at the time of making the Capital Commitment and at all times thereafter until such person ceases to be a Member of the Company. Accordingly, the Investor agrees to notify the Investment Manager and the Administrator promptly if there is any change with respect to any of the foregoing information or representations or warranties contained in the Subscription Document and to provide the Investment Manager and the Administrator with such further information as the Company, the Administrator or the Investment Manager may reasonably require. For the avoidance of doubt and without limitation, any obligation on behalf of the Investor to indemnify the Company, or any other person, under Section 8(B) above, shall survive such investor ceasing to be a Member.

D.

The Investor hereby represents and warrants that it will file all applicable tax returns and comply with all its tax obligations whatsoever in respect of its subscription for and ownership of Interest(s) in the Company and to indemnify and hold harmless the Company (and other relevant persons and service providers) from and against all loss, damage, liability or expense such indemnified person may incur by reason of the representation being false when made, or any failure by the Company to fulfill that covenant.

9.	ELECTRONIC DELIVERYOFACCOUNT INFORMATION

A.

The Investor hereby agrees and provides the Investor’s consent to have the Company, the Board, the Investment Manager and/or the Administrator electronically deliver Account Communications. “Account Communications” means all current and future account statements; the Memorandum and the LLC Agreement (including all supplements and amendments thereto); notices (including privacy notices); letters to investors; annual audited financial statements; regulatory communications and other information, documents, data and records regarding the Investor’s investment in the Company. Electronic communication by the Company, the Board, the Investment Manager and/or the Administrator includes e-mail delivery as well as electronically making Account Communications available to the Investor and any other additional information (as described in the Memorandum), on the Company’s internet site, or the internet site of the Investment Manager or any third-party service provider to the Company, such as the Administrator, if applicable. It is the Investor’s affirmative obligation to notify the Company in writing if the Investor’s e-mail address listed in the subscription document profile changes.

B.

The Investor may revoke or restrict its consent to electronic delivery of Account Communications in its absolute and sole discretion at any time by notifying the Investment Manager, in writing, of the Investor’s intention to do so.

C.	The Investor further agrees that information listed in applicable provisions of the LLC Agreement, as relevant, be made available through a Portal.

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D.

The Company, the Board, the Investment Manager and the Administrator will not be liable for any interception of Account Communications. Investors should note that no additional charge for electronic delivery will be assessed, but the Investor may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

E.	The Company, the Board and the Investment Manager hereby agree that any additional terms and conditions in relation to accessing any secure site shall be reasonably acceptable to the Investor.

10.	ACCESSION TO LLC AGREEMENT

The Investment Manager, acting on behalf of itself and as attorney-in-fact on behalf of each of the other Members in the Company, and the Investor each agree that, subject to and with effect from the Company’s acceptance of the Investor’s Capital Commitment in accordance with this Subscription Document, the Investor will be admitted to the Company as a Member and will be bound by and receive the benefit of the terms of the LLC Agreement as a Member, and such terms are hereby incorporated by reference as if set out herein in full.

11.	COMMITMENT FACILITY ACKNOWLEDGMENTS

A.

The Investor hereby acknowledges and agrees that pursuant to the terms of the LLC Agreement, the Company may enter into one or more Commitment Facilities. The Investor agrees that it will deliver to any actual or prospective lenders (or any administrative agent or collateral agent acting on behalf of the lenders) from time to time upon request of the Investment Manager or the lenders (or any administrative agent or collateral agent acting on behalf of the lenders), such further certificates, agreements and information (including information related to the Investor’s Remaining Commitment) as the Investment Manager or any actual or prospective lender (or any administrative agent or collateral agent acting on behalf of the lender) may request in connection with any Commitment Facility that the Company obtains or seeks to obtain.

B.

The Investor hereby acknowledges, agrees and confirms to the lenders that it is and shall remain absolutely and unconditionally obligated to fund its Remaining Commitment (including, without limitation, any capital contributions required during any suspension of, or after the termination of, the Commitment Period, and pursuant to relevant portions of the LLC Agreement) for the purpose of repaying any obligation due under a Commitment Facility pursuant to the terms of the LLC Agreement; and it further agrees to fund its Remaining Commitment without defense, counterclaim or offset of any kind or nature, including, without limitation, any defense related to fraud or mistake, the conduct of the Company or the Investment Manager, the removal, withdrawal or resignation of the Investment Manager, the winding-up, receivership, termination, dissolution or insolvency of the Company or any matters or circumstances relating to its status as a Member in the Company, or any defense under any bankruptcy law or commercial law. For the avoidance of doubt, this Section II(11) shall in no way prejudice the Investor’s right to assert claims against any other Member, the Company or the Investment Manager in one or more separate actions.

C.

The Investor agrees that the lenders (and any administrative agent or collateral agent acting on behalf of the lenders) shall hereby be a third party beneficiary of its Subscription Document and the LLC Agreement and shall, in accordance with the terms of the Commitment Facility, have the right to enforce the obligations of the Investor to make capital contributions under the terms of this Subscription Document and the LLC Agreement and to seek all available remedies against the Investor if the Investor fails to make such capital contributions. The Investor agrees, for so long as any obligations remain outstanding pursuant to a Commitment Facility, that any claims it may have against the Company or any other Member shall be subordinate to all payments due to the lenders (or any administrative agent or collateral agent acting on behalf of the lenders) under the Commitment Facility and the agreements entered into in connection with the Commitment Facility.

12.	ANTI-MONEY LAUNDERING

The Investor represents and warrants that it is a resident of or domiciled in the USA, a European Union (EU) / European Economic Area (EEA) or Equivalent

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Third Country4 (collectively, “Approved Countries”), the wiring bank is located in an Approved Country and it is a customer of the wiring bank. The Investor further agrees that (i) third-party payments are not accepted and (ii) if the Administrator is unable to verify any wire received, the Investor may be required to submit additional documentation, including the documentation listed in Exhibit A. Please contact the Investor’s AB Advisor if the Investor is unable to agree or to make this representation, as the Investor may be required to submit the documentation listed in Exhibit A.

13.	ARBITRATION

This Subscription Document contains a pre- dispute arbitration clause. By signing an arbitration clause, the parties agree as follows:

A.	All parties are giving up the right to sue one another in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

B.	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

C.	The ability of the parties to obtain documents, witness statements, and other discovery is generally more limited in arbitration than in court proceedings.

D.	The arbitrators do not have to explain the reason(s) for their award.

E.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

F.	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

G.	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Subscription Document.

[4]

“European Union (EU) / European Economic Area (EEA) or Equivalent Third Countries” include: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Guernsey, Hungary, Iceland, Ireland, Isle of Man, Italy, Jersey, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom. “Equivalent Third Countries” include: Australia, Brazil, Canada, Hong Kong, India, Japan, Korea (Republic—South), Mexico, Singapore, South Africa, Switzerland and U.S.A. Please note that this list of countries is to subject to change.

By executing this Subscription Document, the parties agree to submit all disputes, claims and controversies arising among them in connection with the Company or its business or concerning any transaction, dispute or the construction, performance or breach of this, or any other agreement, whether entered into prior, on or subsequent to the date set forth above, including, without limitation, any question as to whether any particular dispute, claim or controversy is subject to arbitration hereunder (collectively, “Controversies”) to arbitration in accordance with the provisions set forth below and understand that: (i) arbitration is final and binding on the parties; (ii) the parties are waiving their rights to seek remedies in court, including the right to JURY TRIAL; and (iii) pre-arbitration discovery generally is more limited than and different from court proceedings.

Except as provided in the following sentence, controversies shall be determined by arbitration before, and only before, an arbitration panel convened by JAMS. The parties may also select any national securities exchange’s arbitration forum upon which a party is legally required to arbitrate any Controversy. Such arbitration shall be governed by the rules of the organization convening the panel.

Arbitrations conducted pursuant to this provision will be before a panel of one arbitrator. The arbitrator’s award will not include factual findings or legal reasoning and every aspect of the arbitration, including the award, shall be treated as Confidential Information. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the party or parties against whom such award is rendered. Each party agrees that the determination of the arbitrator shall be binding and conclusive upon them.

We are also required to inform you of the following regarding class actions: No party shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any party who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document	21

and until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the party is excluded from the class by court.

The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Subscription Document except to the extent stated in this Agreement.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document	22

SIGNATURE PAGE

IN WITNESS WHEREOF, this Investor has executed this Subscription Document as of the date set forth below and the undersigned acknowledges having read this Subscription Document and the Subscription Document Profile Form in their entirety before signing, including the pre-dispute arbitration clause, and the undersigned confirms that the information contained in this Subscription Document and the Subscription Document Profile Form are accurate. The undersigned agrees that the execution of this signature page constitutes the execution and receipt of the Partnership Agreement.

EXECUTED AS A DEED by the Investor:

Name of Investor (Please Print):

Signatures:
Name (Please Print)	Applicable Title (if any)

X
Signature	Date

Name (Please Print)	Applicable Title (if any)

X
Signature	Date

Name (Please Print)	Applicable Title (if any)

X
Signature	Date

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document	23

ADDITIONAL REPRESENTATIONS WITH RESPECT TO INVESTMENT FROM AN INDIVIDUAL RETIREMENT ACCOUNT OR A SELF-DIRECTED DEFINED CONTRIBUTION PLAN OR BY A DIRECTED TRUSTEE

If the Subscriber is an Individual Retirement Account or other self-directed defined contribution plan or the person executing this Subscription Document is a directed trustee, then the individual who established the Individual Retirement Account, the investing participant in the self-directed defined contribution plan or the person who directed the Subscriber’s investment in the Series, as the case may be, hereby represents and warrants that:

1.	he or she has directed the custodian or trustee of the Subscriber to execute this Subscription Document in the appropriate place;

2.	he or she has exclusive authority with respect to the decision to invest in the Series;

3.	he or she has reviewed and directed the representations and warranties made by the Subscriber in this Subscription Document and in the Subscription Document Profile; and

4.	the representations and warranties made by the Subscriber in this Subscription Document and in the Subscription Document Profile are accurate and may be relied upon.

Name (Please Print):

Signature:

Name and Address of Custodian/Trustee and Contact Individual:

Account or other Reference Number:

Custodian’s Tax I.D. Number:

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

AGREEMENT OF CUSTODIAN OF INDIVIDUAL RETIREMENT ACCOUNT

The undersigned, being the custodian of the above named Individual Retirement Account, hereby accepts and agrees to this subscription.

By:
Signature of Authorized Signatory

Print Name and Title

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT A

ANTI-MONEY LAUNDERING INFORMATION

If the Investor has answered “No” to questions (6), (7) or (8) of Section I or if the Administrator informs the Investor that it is unable to verify any of the Wiring Bank details provided in Section I, then the Investor is required to submit the documentation listed below.

Additional Information

Note: This section applies only to investors who responded “No” to question (6), (7) or (8) of Section I.

The following materials must be provided to the General Partner:

For Individuals and Participants in Individual Retirement Accounts, Keogh Plans and Other Self-Directed Defined Contribution Plans

☐	A government issued form of picture identification (e.g., passport).

☐	Proof of current address (e.g., current utility bill).

For Fund of Funds or Entities that Invest on Behalf of Third Parties that are Not Located in the U.S. or Other Approved Country

☐	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

☐	An incumbency certificate attesting to the title of the individual executing this Subscription Document on behalf of the Investor (a sample Incumbency Certificate is attached hereto as Exhibit D).

☐

A completed copy of Exhibit E certifying that the entity has adequate anti-money laundering policies and procedures in place that are consistent with all applicable anti-money laundering laws and regulations, including the USA PATRIOT Act and OFAC.

☐

A letter of reference from a local office of a reputable bank or brokerage firm which is incorporated, or has its principal place of business located, in an Approved Country certifying that the Investor maintains an account at such bank/brokerage firm and containing a statement affirming the Investor’s integrity (a sample Letter of Reference is attached hereto as Exhibit F).

For All Other Entity Investors

☐	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

☐	An incumbency certificate attesting to the title of the individual executing this Subscription Document on behalf of the Investor (a sample Incumbency Certificate is attached hereto as Exhibit D).

☐

A letter of reference from a local office of a reputable bank or brokerage firm which is incorporated, or has its principal place of business located, in an Approved Country certifying that the Investor maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the Investor’s integrity (a sample Letter of Reference is attached hereto as Exhibit F).

☐

If the Investor is a privately-held entity, a completed copy of Exhibit G listing the name of each person who directly, or indirectly through intermediaries, is the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the Investor.

☐

If the Investor is a trust, a completed copy of Exhibit H listing the current beneficiaries of the trust that have, directly or indirectly, 25% or more of any interest in the trust, the settlor of the trust and the trustees.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT B

Capital Call Funding & Disbursement Authorization Form

Please complete the Capital Call Funding & Disbursement Authorization Form attached hereto as Exhibit B as appropriate.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

CAPITAL CALL FUNDING & DISBURSEMENT AUTHORIZATION FORM

Overview & Instructions

•

As a convenience to clients who make capital commitments to certain private funds (each, a “Fund”) managed by AllianceBernstein L.P. (“AB”) or its affiliates and as required by certain vehicles[1], AB and Sanford C. Bernstein & Co., LLC (“SCB”) are providing an automatic payment service (“Automatic Funding Service” or the “Service”).

•

The Service has been designed to provide you with an easy and efficient way to transfer your committed capital when called, to mitigate any potential fees for wires or penalties for failing to meet a capital call (each, a “Capital Call”), and to allow each Fund to manage its portfolio more effectively.

•

You may use this Capital Call Funding & Disbursement Authorization Form (the “Form”) to enroll in the Service and to designate an account (the “Funding Account”) from which to source Capital Call payments.

•

The Funding Account may be any existing account with daily liquidity at AB and must maintain a balance of equal or greater value to your remaining capital commitments to the Funds for which you have enrolled in the Service.

•

AB, the Fund, or its agent will issue a Capital Call as described in the relevant Fund(s)’ offering materials. For investors enrolled in the Service, approximately 1-3 business days prior to the Capital Call due date, AB will automatically debit an amount equal to the Capital Call payment amount due from the Funding Account for credit to your capital account (“Investment Account”) in the Fund. If there are insufficient assets available to satisfy the Capital Call, a representative from our team may reach out to you.

•	Clients may also use this Form to specify a target account (“Disbursement Account”) for Distributions and Withdrawals or to change their Funding Account at any time.

•	To enroll in the Service and identify a Disbursement Account, please complete Sections 1-5 of this Form and return to your AB Advisor.

Section 1: Investment Account

The Account created by the attached Subscription Document is the AB Investment Account that will be used with your Funding Account and Disbursement Account elections below.

Section 2: Funding Account for Automatic Capital Call Payments (Optional for Certain Funds1)

To enroll in the Automatic Funding Service, please designate the Funding Account below from which to debit your Capital Calls:

AB Account Title:
AB Account Number:

Section 3: Disbursement Account

Please designate the Disbursement Account below to receive Distributions and Withdrawal proceeds:

1.	☐ Same as the Funding Account specified in Section 2 above (Default)

[1]	AB Private Credit Investors Corporation (“BDC”) requires all investors to designate and maintain a Funding Account. This is an optional service for all other investments.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

2.	☐ Another account at:

To send to your account at AB, please check “AB Bernstein” and complete only the last two rows below. To send to another account, please check “Other Institution,” then complete the six cells on the right in addition to the last two rows.

Your Account at:	☐ AB Bernstein	☐ Other Institution

Destination Bank:	JP Morgan Chase Bank

ABA Routing Number or BIC/ Swift:	021-000021

Branch City, State:	New York, NY 10004

Transfer Method	∎ Fedwire/ACH	☐ Fedwire/ACH ☐ CHIPS ☐ SWIFT

Recipient Institution:	Sanford C. Bernstein & Co.

Account Number:	066-641659

Recipient / For Credit to: (account title or subscriber name)

Account Number:

Section 4: Acknowledgement & Agreements

1.	INVESTMENT ACCOUNT

I hereby enroll all account(s), designated as Investment Account(s) in Section 1, in the Service. Accordingly, I will refrain from wiring funds to meet Capital Calls for any Investment Accounts enrolled in this Service.

2.	FUNDING ACCOUNT & AUTOMATIC CAPITAL CALL FUNDING AUTHORIZATION

I authorize AB and SCB to request and/or debit the payment out of my Funding Account, designated in Section 2 of this Form, in an amount set forth in my Capital Call notices approximately 1-3 business days before the payment is due. Upon receipt of the Capital Call amount from SCB, AB will credit my Investment Account(s), designated in Section 1, in order to fully satisfy each Capital Call.

The purpose of this Form is to facilitate my investment in one or more Funds. AB’s authority under this Form will be limited to instructing the custodian of my Funding Account to transfer cash to satisfy Capital Calls. I acknowledge that AB will have no authority to do anything with the debited amounts other than to satisfy the Capital Calls for which notice has been provided. I further acknowledge that only I will be able to change the Funding Account, Investment Account or Disbursement Account.

I agree to maintain a balance in my Funding Account that is equal or greater than my remaining capital commitment(s). In no event will I be required to contribute more than the total capital commitment(s) and additional amounts, if any, that I agreed to at the time of my commitment to the Fund(s). I acknowledge that the Funding Account may incur a negative or margin balance if there is insufficient cash to fulfill my Capital Calls. AB may sell securities to cover Capital Calls to be fulfilled by the Funding Accounts for which they have discretion.

If the Funding Account is deemed to be a third-party to the Investment Account(s), AB requires verbal confirmation from all authorized signatories of the Funding Account on a phone number of record. Once authenticated, AB will process my Service request.

3. DISBURSEMENT ACCOUNT & DISTRIBUTION OF PROCEEDS

I authorize AB, SCB, the Fund, and its agents to credit cash proceeds from distributions and/or withdrawals (if any) from the Fund to the Disbursement Account, designated in Section 3.

4. RESPONSIBILITY, CHANGES, AND TERMINATION OF THE SERVICE

I confirm the information detailed herein is accurate and acknowledge that it is my responsibility to provide immediate notification to AB of any changes which impact this Service by submitting a new Form. I may revoke my participating in the Service at any time for Funds that do not require a Funding Account by submitting written instruction to AB. If I close my Funding Account or assign my interest in the Fund to another entity, I agree to notify AB beforehand by designating a new Funding Account or by terminating the Service.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

This authorization is to remain in full force and effect until AB has received written notification from me of its change or termination (if permissible) and has had reasonable opportunity to act. AB may cancel my participation in the Service for any reason at any time by providing written notice. The Service will cease for any Investment Account upon its closing. I agree that AB will not be liable for any loss, liability, or expense for acting upon these instructions, except as required by applicable law. Business days are any day when US banks are open for business or as otherwise set forth in in the relevant Fund(s)’ offering materials. Debits scheduled on a weekend or banking holiday will be made on the next business day.

THE UNDERSIGNED AGREES TO NOTIFY THE AB REPRESENTATIVE PROMPTLY IN WRITING SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION AND AGREES TO PROMPTLY PROVIDE AB WITH ANY ADDITIONAL INFORMATION REASONABLY REQUIRED BY AB IN CONNECTION WITH THE SERVICE.

Section 5: Signature Authorization

In witness, whereof, the undersigned have agreed to the terms herein by executing this Form as of the date(s) set forth below.

1.	Funding Account & Disbursement Account Signatures:

All signatories on the designated Funding Account and Disbursement Account must sign below to authorize the automatic payment to satisfy Capital Call obligations.

No.	Signatory Name (print)	Title (if any)	Signature	Date
1
2
3

2.	Investment Account(s) Signatures (if applicable):

If the Legal Name of the Investment Account(s) is different than the designated Funding Account and Disbursement Account, then the signatories of the Investment Account(s) must additionally sign below.

No.	Signatory Name (print)	Title (if any)	Signature	Date
1
2
3

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT C

State Tax Composite Election Authorization Form

Please complete the State Tax Composite Election Authorization Form attached hereto as Exhibit C as appropriate.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

STATE TAX COMPOSITE ELECTION AUTHORIZATION FORM

Overview & Instructions

State Tax Composite

•

As a limited partner in AllianceBernstein L.P. (‘AB’) private equity funds, you may receive state source income from the funds’ operations. In order to alleviate the obligation of filing a tax return in each of these states, we offer investors the opportunity to participate in composite tax returns that the Fund(s) will file in each of the eligible states in which there is source income.

•

Eligibility to participate in the state composite filing will depend on various factors, including, but not limited to, whether the investor resides in the state, has other income in the state, the type of investor (individual, LLC, trust, etc.), and whether the investor is subject to filing a return in that state.

•

The determination of which states we will ultimately offer a composite filing option will depend on several factors, including the number of investors that are eligible and elect to participate in a composite filing in a particular state.

Automatic State Tax Composite Election Service

•	As a convenience to clients who are a limited partner in AB private equity funds, AB is providing an automatic State Tax Composite election service (the “Service”).

•

This Service has been designed to allow you to delegate AB to complete your tax composite elections based on the information provided on this form. This authorization will remain in place until such time the authorization is updated or revoked in writing. By completing this form, you are delegating AB to complete the tax composite.

•	Each investor requires its own authorization form.

•	Please consult your tax advisor to determine whether you should participate in the composite returns and if this ongoing authorization for AB is appropriate based on your situation.

•

If you would like to be able to select the states in which you file each year or you would like to delegate your tax composite election to a third party, we advise that you not elect into this service.

Section I: Investor Name

Please identify the Investor’s legal name to which this authorization form will apply:

Investor Legal Name:

____________________________________________________________________________________

Note: This authorization will apply to all existing accounts and all future accounts under this investor name that file a state tax composite.

Example(s)	TYPE	INVESTOR LEGAL NAME
	Individual	John Smith
	Grantor Trust	John Smith Revocable Trust
	Partnership/LLC/LLP	JS LLC

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

Section II: State Tax Composite Election

Select one option below:

☐	Opt In – By selecting Opt In, AB will automatically opt the Investor identified in Section I into the State Tax Composite filing using answers provided in Section III. (Proceed to Section III)

☐	Opt Out – By selecting Opt Out, AB will automatically opt the Investor identified in Section I out of the State Tax Composite filing. (Proceed to Section IV)

Section III: State of Residency and Partner Entity Type

1.	Please provide State of Residency:
__________________________________________________________________________________

2.	Please select Entity Type (only one):

Additional entity type information can be found under item 2 of the Disclosures, Acknowledgements, and Agreements Section.

☐ Individual	☐ Grantor Trust	☐ Trust

☐ Partnership/LLC/LLP	☐ S-Corporation	☐ C-Corporation

☐ Estate	☐ Disregarded Entity	☐ Fiduciary

☐ Nominee	☐ Private Foundation

☐ Tax-Exempt Organization	☐ Blank

Section IV: Disclosures, Acknowledgement & Agreements

1.	DELEGATE AUTHORIZATION

I hereby enroll the investor identified in Section I in the Service and delegate AB to complete the state tax composite for this investor on their behalf. Accordingly, AB will complete the state tax election utilizing the information provided in Section II and Section III, if applicable, each year, for all applicable accounts. This authorization will apply to all existing accounts and all future accounts under this Investor that are required to make elections for a state tax composite.

2.	STATE TAX ELECTION

By electing into this service and selecting “Opt In” in Section II, I am agreeing to participate in every state composite that I am eligible for, for my elected entity type. There may be a year when a fund does not require a composite filing, therefore none will be filed.

I confirm that the entity type and state of residency, if applicable, that I have identified are accurate.

Entity Type Definitions:

a.

Grantor Trust – is a type of trust in which the person who created the trust, the grantor, retains powers over the trust that make its income taxable to the grantor. A Grantor Trust includes Revocable Trusts.

b.	Trust – all trusts that are not Grantor Trusts

c.	Estate – holds the assets of a deceased person until distribution to the heirs.

d.	Partnership – is the relationship between two or more persons who join to carry on a business.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

e.	LLC - A limited liability company (LLC) is a corporate structure whereby the members of the company cannot be held personally liable for the company’s debts or liabilities.

f.	LLP – A limited liability partnership (LLP) is a partnership in which some or all partners have limited liabilities, exhibiting elements of partnerships and corporations.

g.	Corporation – is a legal entity that is recognized as separate from its owners. Owners are issued stock. The owners are not liable personally for the corporation’s debts.

i.	C-Corporation – is a legal structure that businesses can choose to organize themselves under to limit their owners’ legal and financial liabilities

ii.	S-Corporation – is a legal structure that elects to pass corporate income, losses, deductions, and credits through to their shareholders for federal tax purposes.

h.	Disregarded Entity – is a legal entity that is separate from its owner, but elects to be treated as part of its owner for U.S. tax purposes.

i.	Fiduciary – is a trustee of a trust, or an executor, executrix, administrator, administratrix, personal representative, or person in posses

j.

Nominee – is someone who is given limited authority to act on behalf of an entity, usually for a limited period of time, and usually during the formation of the entity. If a partnership interest is held by a nominee on behalf of another person, the partnership may be required to furnish Schedule K-1 to the nominee.

k.	Private Foundation – is a legal entity set up only for certain charitable purposes.

l.	Tax-Exempt Organization – is an entity that is exempt from tax under the Internal Revenue Code.

By electing into this service and selecting “Opt Out” in Section II, I¸ am agreeing that AB will opt me out of the composite filing, therefore none will be filed.

3.	RESPONSIBILITY, CHANGES, AND TERMINATION OF THE SERVICE

I confirm the information detailed herein is accurate and acknowledge that it is my responsibility to provide immediate notification to AB of any changes which impact this Service by submitting a new Form. I may revoke my participation in the Service at any time by submitting written instruction to AB.

This authorization is to remain in full force and effect until AB has received written notification from me of its change or termination and has had reasonable opportunity to act. AB may cancel my participation in the Service for any reason at any time by providing written notice. I agree that AB will not be liable for any loss, liability, or expense for acting upon these instructions, except as required by applicable law.

THE UNDERSIGNED AGREES TO NOTIFY THE AB REPRESENTATIVE PROMPTLY IN WRITING SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION AND AGREES TO PROMPTLY PROVIDE AB WITH ANY ADDITIONAL INFORMATION REASONABLY REQUIRED BY AB IN CONNECTION WITH THE SERVICE.

Signature Authorization

Name (Please Print)	Applicable Title	Signature	Date

Name (Please Print)	Applicable Title	Signature	Date

Name (Please Print)	Applicable Title	Signature	Date

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT D

FORM OF INCUMBENCY CERTIFICATE

The undersigned, being the __________________ of ____________________________, a _______________ organized under

                                                      Insert Title                         Insert Name of Entity                Insert Type of Entity

the laws of _______________________________________ (the “Company”), does hereby certify on behalf of the Company

                             Insert Jurisdiction of Organization

that the persons named below are directors and/or officers of the Company and that the signature at the right of said name, respectively, is the genuine signature of said person and that the persons listed below are each an authorized signatory for the Company.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the      day of                     , 20    .

Name: Print Name of Signatory #1
Title: Print Title of Signatory #1

THE UNDERSIGNED, ________________________, a duly authorized ____________ of the Company, does

                                         Insert Name of Signatory #2                                    Insert Title

hereby certify that ___________________________________ is a duly authorized officer of

                                         Insert Name of Signatory #1

__________________________ and that the signature set forth above is [his][her] true and correct signature.

        Insert Name of Company

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the      day of                     , 20    .

Name: Print Name of Signatory #2
Title: Print Title of Signatory #2

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT E

AML CERTIFICATION FORM FOR FUND OF FUNDS OR ENTITIES

THAT INVEST ON BEHALF OF THIRD PARTIES THAT ARE NOT

LOCATED IN AN APPROVED COUNTRY

The undersigned, being the _______________ of _________________________, a ___________________ organized under

                                                 Insert Title                     Insert Name of Entity                Insert Type of Entity

the laws of __________________________________ (the ”Company”), does hereby certify on behalf of the Company that

                        Insert Jurisdiction of Organization

it is aware of applicable anti-money laundering laws and regulations, including the requirements of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, the “anti-money laundering/OFAC laws”). The Company has anti-money laundering policies and procedures in place reasonably designed to verify the identity of its [beneficial holders] [underlying investors] and their sources of funds. Such policies and procedures are properly enforced and are consistent with the anti-money laundering/OFAC laws such that the Partnership may rely on this Certification.

The Company hereby represents to the Partnership that, to the best of its knowledge, the Company’s [beneficial holders] [underlying investors] are not individuals, entities or countries that may subject the Partnership to criminal or civil violations of any anti-money laundering/OFAC laws. The Company has read the Partnership’s Subscription Agreement. The Company has taken all reasonable steps to ensure that its [beneficial holders] [underlying investors] are able to certify to such representations. The Company agrees to promptly notify the Partnership in writing should the Company have any questions relating to any of the investors or become aware of any changes in the representations set forth in this Certification.

Date: __________________________________	By: _________________________________

Name: _________________________________

Title:___________________________________

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT F

FORM LETTER OF REFERENCE

[LETTERHEAD OF LOCAL OFFICE OF APPROVED COUNTRY MEMBER

BANKING INSTITUTION OR BROKERAGE FIRM]

Date:

To whom it may concern:

I, ______________, the ______________ of ____________________, do hereby certify that

            Name                         Title                          Name of Institution

______________________________ has maintained an account at our institution for ____________ years and, during

    Name of Investor                                                                                                            Insert Period

this period, nothing has occurred that would give our institution cause to be concerned regarding the integrity of _______________________.

            Name of Investor

Do not hesitate to contact me at _____________________ if you have any further questions.

                                                         Insert Telephone No.

Very truly yours,

Name:

Title:

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT G

BENEFICIAL OWNERSHIP INFORMATION

To Be Completed By Entity Investors That Are Privately Held Entities

Instructions: Please complete and return this Exhibit G and provide the name of every person who is directly, or indirectly through intermediaries, the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the Investor. If the intermediary’s shareholders or partners are not individuals, continue up the chain of ownership listing their 25% or more equity interest holders until individuals are listed. If there are no 25% beneficial owners, please write None.

Full Name	If shareholder or partner is an Individual, Insert Name and Address of Principal Employer and Position	Citizenship (for Individuals) or Principal Place of Business (for Entities)

1.

2.

3.

4.

5.

6.

7.

8.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document

EXHIBIT H

TRUST OWNERSHIP INFORMATION

To Be Completed By Entity Investors That Are Trusts

Instructions: Please complete and return this Exhibit H and provide the name of: (i) every current beneficiary that has, directly or indirectly, an interest of 25% or more in the trust; (ii) every person who contributed assets to the trust (settlors or grantors); and (iii) every trustee. If there are intermediaries that are not individuals, continue up the chain of ownership listing their 25% or more equity interest holders until individuals are listed.

Full Name and Address	Status (Beneficiary/Settlor/Trustee)	Citizenship (for Individuals) or Principal Place of Business (for Entities)

1.

2.

3.

4.

5.

6.

7.

8.

AB Commercial Real Estate Private Debt Fund, LLC | Subscription Document